EXHIBITS 5.1 AND 23.3

PEARLMAN SCHNEIDER LLP

Attorneys-at-Law

2200 Corporate Boulevard, N.W., Suite 210

Boca Raton, Florida 33431-7307

 Telephone

James M. Schneider, Esq.

(561) 362-9595

Charles B. Pearlman, Esq.

Facsimile

Brian A. Pearlman, Esq.

(561) 362-9612

July 25, 2014

DS Healthcare Group, Inc.

1601 Green Road

Pompano Beach, Florida  33064

Re:

DS Healthcare Group, Inc. (the “Company”)

Registration statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) relating to the shelf offering (the “Shelf Offering”) of common stock, par value $0.001 per share (the “Common Stock”), preferred stock, par value $0.001 per share (the “Preferred Stock”) and warrants (the “Warrants”) and/ or any combination of these securities (the “Units”) in the aggregate amount of $50,000,000 (collectively the “Securities”). The Securities offered hereunder are to be offered by the Company on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Act.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth hereunder. We have also examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(a)

the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and without limiting the generality of the foregoing qualification;

(b)

limitations imposed by general principles of equity upon the availability of equitable remedies and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or which would be commercially unreasonable, or where their breach is not material;

(c)

we express no opinion as to the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(d)

except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and

(e)

our opinion is based upon current statutes, rules, regulations, cases and official interpretative opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed below, we have further assumed that (i) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (ii) the Company will authorize the offering and issuance of the Securities and will authorize, execute and deliver any and all documents contemplated thereby or by the Registration Statement or any applicable prospectus supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned and (iv) a sufficient number of shares of Common Stock and Preferred Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock or Preferred Stock.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of our opinion, and subject to the assumptions, limitations and qualifications expressed herein, it is our opinion that:

1.

The shares of Common Stock in the Shelf Offering, when paid for and at such time as the Board of Directors will have taken all actions, and passed all resolutions necessary to authorize the issuance and sale of the Common Stock, and all regulatory approvals will have been received, and when the Common Stock is sold pursuant to the Registration Statement, will be legally issued and validly issued, fully paid and non-assessable.

2.

When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of designations with respect to such series of Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Florida, and (iii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3.

When (i) the terms of any Warrants in the Shelf Offering and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

With respect to the Units, assuming that (a) any Common Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraph 1 above, (b) any Preferred Stock that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph 2 above, (c) any Warrants that form a part of such Units constitute valid and bonding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, and (d) when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to matters governed by or the laws of any jurisdiction other than the Florida Business Corporations Act and the laws of the State of Florida and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Securities and Exchange Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ PEARLMAN SCHNEIDER LLP
Pearlman Schneider LLP